SECOND AMENDMENT TO GRID NOTE



     THIS AMENDMENT TO GRID NOTE executed this 29th day of March, 1995, by ALEXANDER & BALDWIN, INC., a Hawaii corporation, and A&B-HAWAII, INC., a Hawaii corporation, the business and post office address of each being 822 Bishop Street, Honolulu, Hawaii 96813, hereinafter collectively called the "Maker", and FIRST HAWAIIAN BANK, a Hawaii corporation, whose principal place of business and post office address is 1132 Bishop Street, Honolulu, Hawaii, and P. 0. Box 3200, Honolulu, Hawaii 96847, respectively, hereinafter called the "Bank";

                          W I T N E S S E T H  T H A T:

     WHEREAS, the Bank has extended to the Maker a line of credit in the principal amount not to exceed SIXTY FIVE MILLION AND N0/100 DOLLARS ($65,000,000.00), which line of credit is evidenced by that certain Grid Note dated December 30, 1993, as amended by that certain Amendment to Grid Note dated August 31, 1994, (the "Note"), executed by the Maker and payable to the Bank; and

     WHEREAS, as of March 24, 1995, the outstanding principal balance under the
Note is $9,000,000.00; and

     WHEREAS, the Maker and the Bank desire to further amend the Note as hereinafter provided.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Maker and the Bank agree as follows:

     1. In the first full paragraph of the Note, the Maximum Commitment shall be changed from $65,000,000.00 to $45,000,000.00. In the top left corner on the first page of the Note, the reference to $65,000,000.00 shall be deleted and replaced by $45,000,000.00. For value received, pursuant and subject to the terms of the Note, the Maker promises to pay to the order of the Bank the principal sum of FORTY-FIVE MILLION AND NO/100 DOLLARS ($45,000,000.00) (the "Maximum Commitment"), or so much thereof as may be advanced, with interest on the unpaid principal amount from time to time outstanding at the rates specified in the Note.

     2. Section 4 of the Note, entitled "Limitation.", shall be deleted in its entirety and replaced by the following:

          4. Limitation. Notwithstanding any contrary provision hereunder, the unpaid principal balance under this Note shall not at any one time outstanding be greater than an amount which, when added to the unpaid principal balance or balances owing under First Hawaiian Bank's share of the $155,000,000 Amended and Restated Revolving Credit and Term Loan Agreement, effective as of April 1, 1989, as amended from time to time, among the Maker, the Bank and the banks that are parties thereto, exceeds the aggregate principal sum of $45,000,000.

     3. This Amendment is a revision only and not a novation and shall be effective as of March 15, 1995.

     4. In all other respects the terms and conditions of the Note, as hereby amended, shall remain in full force and effect.

     AND, in further consideration of the premises, the Maker affirms to the Bank that the Maker does not possess any offsets or defenses to the enforcement of the Note, as hereby amended.

     IN WITNESS WHEREOF, the Maker and the Bank have caused this instrument to be duly executed on the date first above written, to be effective as of the Effective Date.


ALEXANDER & BALDWIN, INC.,         FIRST HAWAIIAN BANK,
a Hawaii corporation               a Hawaii corporation

By /s/ G. S. Holaday               By /s/ Adolph F. Chang
   Its Vice President                 Its Vice President

By /s/ Thomas A. Wellman                          Bank
   Its Asst. Controller



A&B-HAWAII, INC.
a Hawaii corporation

By /s/ G. S. Holaday
   Its Senior Vice President

By /s/ Thomas A. Wellman
   Its Controller

               Maker